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                                                                    EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 28, 1996, except the second paragraph of Note 10, as to which the date is May 10, 1996, in the Registration Statement Form S-1 and related Prospectus of Hvide Marine Incorporated for the Registration of 6,000,000 shares of its common stock.

                                          ERNST & YOUNG LLP

Miami, Florida
December 19, 1996
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              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 1, 1996, with respect to the statement of assets to be sold and the related statements of vessel operations of Gulf Boat Marine Services, Inc. and E & D Boat Rentals, Inc. included in the Registration Statement Form S-1 and related Prospectus of Hvide Marine Incorporated for the Registration of 6,000,000 shares of its common stock.

                                          ERNST & YOUNG LLP

New Orleans, Louisiana
December 19, 1996